Exhibit 11

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARY
Statement of  Computation of Earnings Per Share
For the three months ended April 30, 1996 and 1997 and the six months ended April 30, 1996 and 1997 (unaudited)

                                       Three Months Ended              Six Months Ended
                                            April 30,                     April 30,
                                   --------------------------    --------------------------
                                       1996          1997           1996          1997
                                   -----------  -------------    -----------  -------------
                                           (unaudited)                     (unaudited)
Primary:
     Net income (loss)             $   221,648    $  (752,251)   $  (522,498)   $  (733,474)
                                   ===========    ===========    ===========    ===========

     Common stock outstanding        5,597,664      6,282,358      5,597,664      5,940,011
     Common stock equivalents        1,173,400        528,292      1,173,400        850,846
                                   -----------    -----------    -----------    -----------
     Total                           6,771,064      6,810,650      6,771,064      6,790,857
                                   ===========    ===========    ===========    ===========

     Net income (loss) per share
                                   $       .03    $      (.11)   $      (.08)   $      (.11)
                                   ===========    ===========    ===========    ===========

Fully diluted:
     Net income (loss)             $   221,648    $  (752,251)   $  (522,498)   $  (733,474)
                                   ===========    ===========    ===========    ===========

     Common stock outstanding        5,597,664      6,282,358      5,597,664      5,940,011
     Common stock equivalents        1,173,400        551,289      1,173,400        862,345
                                   -----------    -----------    -----------    -----------
     Total                           6,771,064      6,833,647      6,771,064      6,802,356
                                   ===========    ===========    ===========    ===========

     Net income (loss) per share   $       .03    $      (.11)   $      (.08)   $      (.11)
                                   ===========    ===========    ===========    ===========